UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

        Date of Report (Date of Earliest Event Reported): April 20, 2004

                          CHINA WORLD TRADE CORPORATION
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

                                    000-26119
                                    ---------
                            (Commission File Number)

                                   87-0629754
                                   ----------
                      (I.R.S. Employer Identification No.)

                   4th Floor, Goldlion Digital Network Center
                           138 Tiyu Road East, Tianhe
                           Guangzhou, The PRC  510620
              -----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                               011-8620-3878-0286
                               ------------------
              (Registrant's Telephone Number, Including Area Code)


     This Current Report on Form 8-K is filed by China World Trade Corporation, a Nevada corporation (the "Registrant"), in connection with the matters described herein.

ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT.

Not  Applicable.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

Not  Applicable.

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP.

Not  Applicable.

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

Not  Applicable.

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

On April 20, 2004, a wholly owned subsidiary of the Registrant, China Chance Enterprise Co., Ltd., a limited liability company organized under the laws of the British Virgin Islands ("China Chance" or the "Transferee"), and Guangdong Huahao Industries Group Co., Ltd., a limited liability company organized under the laws of the Peoples' Republic of China ("Huahao"), Huang Zehua, a citizen and resident of the Peoples' Republic of China ("Huang"), and Suo Hongxia, a citizen and resident of the Peoples' Republic of China ("Suo")(Huahao, Huang and Suo being referred to herein as the "Transferors"), entered into an Equity Transfer Agreement (the "Agreement"), pursuant to which the Transferee will acquire from the Transferors fifty-one percent (51%) in the aggregate of the capital stock of Guangdong New Generation Business Management Co., Ltd., a limited liability company organized under the laws of the Peoples' Republic of China ("New Generation") for an aggregate purchase price of approximately US$11,127,000, of which US$3,640,000 is to be paid in the form of cash and approximately US$7,487,000 is to be paid in the form of restricted shares issued by the Registrant. The Agreement also contemplated a loan agreement in the amount of US$3,640,000 (the "Huahao Loan Agreement") pursuant to which Huahao would loan said amount to New Generation as part of the transaction. In addition, the Agreement contained a second loan agreement in the amount of approximately US$3,785,000 (the "Transferee Loan Agreement") pursuant to which the Transferee would loan said amount to New Generation as part of the transaction. The closing was scheduled for five (5) business days after the completion of certain conditions of closing, which were to be consummated on or before June 15, 2004, at which point the cash portion of the consideration was to be paid by the Transferee to the Transferors. The stock portion of the consideration was to be paid by the Registrant to the Transferors within two (2) months thereafter.

The most important conditions of closing involved the transfer to New Generation by Huahao of its percentage ownership interests in the following companies: (i) Guangzhou Huahao Insurance Agent Co., Ltd.; (ii) Guangzhou Xinyou Foreign Enterprise Services Co., Ltd.; (iii) Beijing Xueqinsong Travel Consulting Co., Ltd.; (iv) Guangdong World Trade Link Information Services Co., Ltd.; (v) Zhengzhou Shaolin Tourism Development Co., Ltd.; (vi) Hainan Xinkaili Airline Sevices Co., Ltd.; and (vii) Beijing Xidake Airline Booking Office.

On June 1, 2004, the Registrant, China Chance and the Transferors amended the Agreement pursuant to a Supplementary Agreement to Share Exchange Agreement (the "Supplementary Agreement") by making several material changes. First, the aggregate purchase price was reduced to approximately US$10,232,000, of which US$2,741,000 is to be paid in the form of cash and US$7,487,000 is to be paid in the form of restricted shares of the Registrant. In addition, the Huahao Loan Agreement was reduced to US$2,741,000, and the Transferee Loan Agreement was cancelled.

The Supplementary Agreement also extended the deadline for the transfer of the seven companies to New Generation until August 10, 2004, and the date for the Huahao Loan Agreement until August 15, 2004.

The terms of the New Generation acquisition have been amended once by the agreement of the parties. There are numerous conditions of closing that have to be met before the parties will consummate the transaction. There can be no assurance that these conditions will be met or that the transactions contemplated by the Agreement will be consummated.

A copy of the Agreement and the Supplementary Agreement are attached as Exhibits
10.1  and  10.2  hereto.

ITEM  6.  RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS

Not  Applicable.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Not  Applicable.

ITEM  8.  CHANGE  IN  FISCAL  YEAR.

Not  Applicable.

ITEM  9.  REGULATION  FD  DISCLOSURE.

Not  Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

Not  Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

Not  Applicable.

ITEM 12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

Not  Applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



CHINA WORLD TRADE CORPORATION



By:  /s/  John  Hui
     --------------
     John  Hui
     President


Date:  July  15,  2004


                                  EXHIBIT INDEX

Exhibit
Number          Description
-------         -----------

10.1            Equity Transfer Agreement, dated April 20, 2004.

10.2            Supplementary Agreement to Share Exchange Agreement, dated
                June 1, 2004.